                                       BY-LAWS


                                          OF


                            G.T. MONEY MARKET SERIES, INC.


                                    AS AMENDED ON


                                   OCTOBER 29, 1987

                                  TABLE OF CONTENTS

ARTICLE I.    NAME OF CORPORATION, LOCATION OF
              OFFICES AND SEAL                                                1

    1.01.     Name                                                            1
    1.02.     Principal Office                                                1
    1.03.     Seal                                                            1

ARTICLE II.   STOCKHOLDERS                                                    1

    2.01.     Annual Meetings                                                 1
    2.01.     Special Meetings                                                2
    20.3.     Place of Meetings                                               2
    2.04.     Notice of Meetings                                              2
    2.05.     Voting -- In General                                            3
    2.06.     Stockholders Entitled to Vote                                   3
    2.07.     Voting -- Proxies                                               3
    2.08.     Quorum                                                          3
    2.09.     Absence of Quorum                                               4
    2.10.     Stock Ledger and List of Stockholders                           4

ARTICLE III.  BOARD OF DIRECTORS                                              4

    3.01.     Number and Term of Office                                       4
    3.02.     Qualification of Directors                                      5
    3.03.     Election of Directors                                           5
    3.04.     Removal of Directors                                            5
    3.05.     Vacancies and Newly Created Directorships                       5
    3.06.     General Powers                                                  5
    3.07.     Power to Issue and Sell Stock                                   6
    3.08.     Power to Declare Dividends                                      6
    3.09.     Annual and Regular Meetings                                     6
    3.10.     Special Meetings                                                7
    3.11.     Notice                                                          7
    3.12.     Waiver of Notice                                                7
    3.13.     Quorum and Voting                                               7
    3.14.     Conference Telephone                                            7
    3.15.     Compensation                                                    7
    3.16.     Action Without a Meeting                                        8

ARTICLE IV.   COMMITTEES                                                      8

    4.01.     How Constituted                                                 8
    4.02.     Powers of the Committees                                        8

                                                                           Page
                                                                           ----

    4.03.     Stock Issuance Power of Committees                              8
    4.04.     Proceedings, Quorum and Manner of Acting                        8
    4.05.     Other Committees                                                9

ARTICLE V.    OFFICERS                                                        9

    5.01      General                                                         9
    5.02.     Election, Term of Office and Qualifications                     9
    5.03.     Resignation                                                     9
    5.04.     Removal                                                         9
    5.05.     Vacancies and Newly Created Offices                            10
    5.06.     Chairman of the Board                                          10
    5.07.     President                                                      10
    5.08.     Vice President                                                 10
    5.09.     Treasurer and Assistant Treasurer                              11
    5.10.     Secretary and Assistant Secretaries                            11
    5.11.     Subordinate Officers                                           11
    5.12.     Remuneration                                                   12

ARTICLE VI.   CUSTODY OF SECURITIES AND CASH                                 12

    6.01.     Employment of a Custodian                                      12
    6.02.     Central Certificate Service                                    12
    6.03.     Cash Assets                                                    12
    6.04.     Free Cash Accounts                                             13
    6.05.     Action Upon Termination of Custodian Agreement                 13

ARTICLE VII.  EXECUTION OF INSTRUMENTS,
              VOTING OF SECURITIES                                           13

    7.01.     Execution of Instruments                                       13
    7.02.     Voting of Securities                                           13

ARTICLE VIII. CAPITAL STOCK                                                  13

    8.01.     Certificate of Stock                                           13
    8.02.     Transfer of Capital Stock                                      14
    8.03.     Transfer Agents and Registrars                                 15
    8.04.     Transfer Regulations                                           15
    8.05.     Fixing of Record Date                                          15
    8.06.     Lost, Stolen or Destroyed Certificates                         15
    8.07.     Certification of Beneficial Owners                             16

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                                                                           Page
                                                                           ----

ARTICLE IX.   FISCAL YEAR, ACCOUNTANT                                        16

    9.01.     Fiscal Year                                                    16
    9.02.     Accountant                                                     16

ARTICLE X.    INDEMNIFICATION AND INSURANCE                                  17

    10.01.    Indemnification of Directors and Officers                      17
    10.02.    Insurance of Officers, Directors, Employees
              and Agents                                                     17

ARTICLE XI.   AMENDMENTS                                                     17

    11.01.     Amendment of By-Laws                                          17

AMENDMENT TO BY-LAWS                                                         18

                           ADVISORS CASH RESERVE FUND, INC.
                               (A Maryland Corporation)

                                       BY-LAWS



                                      ARTICLE I

                  NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

         Section 1.01.  NAME:    The name of the Corporation is G.T. MONEY
MARKET SERIES, INC.

         Section 1.02.  PRINCIPAL OFFICE:    The principal office of the
Corporation in the State of Maryland shall be 601 Montgomery Street, San Francisco, CA. The Corporation may, in addition, establish and maintain such other offices and places of business, within or without the State of Maryland, as the Board of Directors may from time to time determine. [MGCL, Sections 2-103(4), 2-108(a)(1)]*

         Section 1.03.    SEAL:    The corporate seal of the Corporation shall
be circular in form and shall bear the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. [MGCL, Section 2-103(3)]


                                      ARTICLE II

                                     STOCKHOLDERS

         Section 2.01.    ANNUAL MEETINGS:    The extent the Corporation is
required to hold an annual meeting of its stockholders, the annual meeting of stockholders shall be held in the month of May each year at a time to be established by the Board of Directors of the Corporation, at which meeting the stockholders shall elect a Board of Directors and may transact such other business within the powers of the Corporation as



--------------------
* Bracketed citations are to the General Corporation Law of the State of Maryland ("MGCL") or to the United States Investment Company act of 1940, as amended (the "Investment Company Act"), or the Rules of the United States Securities and Exchange Commission thereunder ("SEC Rules"), all as they were in effect on September 20, 1981. The citations are inserted for reference only and do not constitute a part of the By-Laws.

may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. So long as the Corporation is registered as an investment company under the 1940 act, the Corporation shall not be required to hold an annual meeting of the holders of shares of any class or series in any year in which none of the following is required to be acted on by the holders of shares of such class or series under the 1940 Act: (a) election of directors, (b) approval of the Corporation's investment, advisory agreement with respect to such class or series, (c) ratification of the selection of independent public accountants, and (d) approval of the corporation's distribution agreement with respect to such class or series. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts. [MGCL, Section 2-501]

         Section 2.02.    SPECIAL MEETINGS:    Special meetings of the
stockholders may be called at any time by the Chairman of the Board, the President or by any Vice President, or by the Board of Directors. Special meetings of the stockholders shall be called by the Secretary upon the written request of stockholders entitled to cast at least 25% of all the votes entitled to be cast at such meeting, PROVIDED that (a) such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on, and
(b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months. [MGCL, Section 2-502]

         Section 2.03.    PLACE OF MEETINGS:    All stockholders' meetings
shall be held at such place within the United States as may be fixed from time to time by the Board of Directors. [MGCL, Section 2-503]

         Section 2.04.    NOTICE OF MEETINGS:    Not less than 10 days nor more
than 90 days before the date of every stockholders' meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting written or printed notice stating (1) the time and place of the meeting and, (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by law to be given.
Such notice shall be personally delivered to the stockholder, or left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. No notice of a stockholders' meeting need be given to any stockholder who shall sign a written waiver of such notice whether before or after the holding of such meeting, which shall be filed with the records of stockholders' meetings, or to any stockholder who shall attend such meeting in person or by proxy. A meeting of stockholder convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. [MGCL, Sections 2-504, 2-511(d)]

         Section 2.05.    VOTING -- IN GENERAL:    At every stockholders'
meeting each stockholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote unless they are held by it in a fiduciary capacity, i which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time. Fractional shares shall be entitled to fractional votes. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the United States Investment Company Act, as amended from time to time, all matter shall be decided by a vote of the majority of the votes cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [MGCL, Sections 2-506(a)(2), 2-507(a), 2-509(b)]

         Section 2.06.    STOCKHOLDERS ENTITLED TO VOTE:    If, pursuant to
Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote in person or by proxy, each share or fraction of a share of stock standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed for the determination of stockholders, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which notice of the meeting is mailed or the day 30 days before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held. [MGCL, Sections 2-207, 2-511]

         Section 2.07.    VOTING -- PROXIES:    The right to vote by proxy
shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be valid after eleven months from its date unless it provides for a longer period. [MGCL, Section 2-507]

         Section 2.08.    QUORUM:    The presence at any stockholders' meeting,
in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. ]MGCL, Section 2-506]

         Section 2.09.    ABSENCE OF QUORUM:    In the absence of a quorum, the
holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, any adjourn the meeting SINE DIE or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present. [MGCL, Section 2-511(d)]

         Section 2.10.    STOCK LEDGER AND LIST OF STOCKHOLDERS:    It shall be
the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent, containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one of more persons, who together are and for at least six months have been stockholders of record of at least 5% of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office) a written request to any officer of the Corporation of its resident agent in Maryland for a list of stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporation's principal office a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar. [MGCL, Section 2-209, 2-513]


                                     ARTICLE III

                                  BOARD OF DIRECTORS

         Section 3.01.    NUMBER AND TERMS OF OFFICE:    The Corporation shall
have at least three directors; provided that, if there is no stock outstanding, the number of Directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three stockholder, the number of Directors may be less than three but not less than the number of stockholders. The Corporation shall have the number of Directors provided in the Charter until changed as herein provided. A majority of the entire board of directors may alter the number of Directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any Director. [MGCL, Section 2-402]

         Section 3.02.    QUALIFICATION OF DIRECTORS:    No member of the Board
of Directors need by a stockholder of the Corporation but at least one member of the Board of Directors shall be a person who is not an interested person (as such term is defined in the Investment Company Act of 1940, a amended) of the investment adviser of the Corporation nor an officer of employee of the Corporation. [Investment Company Act, Section 10(d)]

         Section 3.03.    ELECTION OF DIRECTORS:    At each annual meeting, the
stockholder shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify. Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon. [MGCL, Section 2-404]

         Section 3.04.    REMOVAL OF DIRECTORS:    At any meeting of
stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, either with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors. [MGCL, Sections 2-406, 2-407]

         Section 3.05.    VACANCIES AND NEWLY CREATED DIRECTORSHIPS:    If any
vacancies shall occur in the Board of Directors by reason of resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholder) may be filled by a majority of the Directors then in office, whether or not a quorum, provided that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of stockholders, less than a majority of the Directors of the Corporation holding office at the time were so elected by the stockholder, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period. Except as provided in Section
3.04 hereof, a Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies. [MGCL, Sections 2-407, Investment Company Act, Section 16(a)]

         Section 3.06.    GENERAL POWERS:    The property, affairs and business
of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation except such as are by law, by the Articles of Incorporation or by these By-Laws conferred upon or reserved to the stockholders of the Corporation. [MGCL, Section 2-401]

         Section 3.07.   POWER TO ISSUE AND SELL STOCK:    The Board of
Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation's authorized shares to such persons as the Board of Directors shall deem advisable and such resolution shall fix the consideration or minimum consideration for which such shares are to be issued, or a formula or method pursuant to which such consideration is to be fixed and determined, and shall include a fair description of any consideration other than money and a statement of the actual value of such consideration as then determined in the opinion of the Board of Directors or a statement that in the opinion of the Board of Directors such consideration is or will be not less than a stated sum. [MGCL, Section 2-203]

         Section 3.08.    POWER TO DECLARE DIVIDENDS:

              (a) Dividends upon the capital stock of the Corporation subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock. The amount of such dividends and the payment of them shall be wholly in the discretion of the Board of Directors.

              (b) A dividend may not be declared or paid if (1) the Corporation is insolvent or the payment would cause the Corporation to become insolvent, or (2) the Corporation's stated capital is impaired or the payment would impair its stated capital.

              (c) If a dividend is paid from any source other than earned surplus, the source of the dividend shall be disclosed not later than at the time of payment to the stockholders who received it.

              (d) The Board of Directors may at any time declare and distribute pro rata amount the stockholder as of a record date fixed as provided in Section 8.05 thereof, a "Stock dividend" out of either authorized but unissued or treasury shares of the Corporation, or both. [MGCL, Section 2-309]

         Section 3.09.    ANNUAL AND REGULAR MEETINGS:    The first meeting of
each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholder, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors in
Section 3.11 hereof, or as shall be specified in a written waiver signed by all of the directors. Regular meetings of the Board of Directors may be held at such time and such place as shall from time to time determined by the Board. Annual and regular meetings may be held at any place in or out of the state. [MGCL, Section 2-409(a)]

         Section 3.10.    SPECIAL MEETINGS:    Special meetings of the Board of
Directors may be called by the Chairman of the Board or the President; special meetings shall be called by the Chairman of the Board, President or Secretary on the written request of two directors. A special meeting of the Board of Directors shall be held on such date and at any place in or out of the State of Maryland as may be designated from time to time by the Board of Directors. In the absence of such designation, such meeting shall be held at such place as may be designated in the call. [MGCL, Section 2-409(a)]

         Section 3.11.    NOTICE:    No notice of annual and regular meetings
need be given to the Board of Directors. Notice of special meetings, stating the time and place shall be mailed to each Director at his residence or regular place of business or caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least one day before the day on which the meeting is to be held. Such notice need not include a statement of the business to be transacted at, or the purpose of, the meeting. [MGCL, Section 2-409(b]

         Section 3.12.    WAIVER OF NOTICE:    No notice of any meeting need be
given to any Director who attends such meeting in person or to any Director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the holding of the meeting. [MGCL Section 2-409(c)]

         Section 3.13.    QUORUM AND VOTING:    At all meetings of the Board of
Directors the presence of one-third of the total number of Directors authorized, but not less than two Directors, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present.
The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws. [MGCL, Section 2-408]

         Section 3.14.    CONFERENCE BY TELEPHONE:    Members of the Board of
Directors or of any committee designated by the board may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting. [MGCL, Section 2-409(d)]

         Section 3.15    COMPENSATION:    Each Director may receive such
remuneration for this services as shall be fixed from time to time by resolution of the Board of Directors.

         Section 3.16.    ACTION WITHOUT A MEETING:    Any action required or
permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereto is signed by all member of the Board or of such committee and such written consent is filed with the minutes of proceedings of the Board or committee. [MGCL, Section 2-408(c)]


                                      ARTICLE IV

                                      COMMITTEES

         Section 4.01.    HOW CONSTITUTED:    By resolution adopted by the
Board of Directors, the Board may appoint from among its members one or more committees each consisting of at least two Directors. Each member of a committee shall hold office during the pleasure of the Board. [MGCL, Section 2-411]

         Section 4.02.    POWERS OF THE COMMITTEES:    As provided by
resolution of the Board of Directors, such committee or committees may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation except the power to declare dividends or distributions on stock, to issue stock other than as provided in Section 4.03 hereof, to recommend to the stockholders any action which requires stockholder approval, to amend the by-laws, or to approve any merger or share exchange which does not require stockholder approval. [MGCL, Section 2-411(a)(2)]

         Section 4.03.    STOCK ISSUANCE POWER OF COMMITTEES:    If the Board
of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under law. [MGCL, Section 2-411(b)]

         Section 4.04.    PROCEEDINGS, QUORUM AND MANNER OF ACTING:    In the
absence of appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of
Section 3.14  [MGCL, Section 2-411(c)]

         Section 4.05.    OTHER COMMITTEES:    The Board of Directors may
appoint other committees, each consisting of one or more persons who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.


                                      ARTICLE V

                                       OFFICERS

         Section 5.01.    GENERAL:    The officers of the Corporation shall be
a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Secretary, and a Treasurer, and may include one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board. [MGCL, Section 2-412]

         Section 5.02    ELECTION, TERM OF OFFICER AND QUALIFICATIONS:    The
officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the Board of Directors at its first meeting and thereafter at the first meeting following each annual meeting of stockholders. If any officer or officers are not elected at any such meeting, such officer or officers may be elected at any subsequent regular or special meeting of the Board. Except as provided in Sections 5.03, 5.04 and 5.05 hereof, each officer elected by the Board of Directors shall hold office until the next meeting of the Board of Directors following an annual meeting of stockholder and until his successor shall have been chosen and qualified. Any person may hold two or more offices of the Corporation, except that neither the Chairman of the Board nor the President may hold the office of Vice President, but no person shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officer. The Chairman of the Board shall be selected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director. [MGCL, Sections 2-413, 2-415]

         Section 5.03    RESIGNATION:    Any officer may resign his office at
any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 5.04    REMOVAL:    Any officer may be removed from office by
the Board of Directors whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby. [MGCL, Section 2-413(c)]

         Section 5.05    VACANCIES, AND NEWLY CREATED OFFICES:    If any
vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors. [MGCL, Section 2-413(d)]

         Section 5.06    CHAIRMAN OF THE BOARD:    The Board of Directors may
appoint a Chairman of the Board as it shall deem necessary who shall hold his office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 5.07   PRESIDENT:    Unless otherwise provided by resolution
of the Board of Directors, the President shall be the chief executive and operating officer of the Corporation. He shall preside at all meetings of the stockholders and the Board of Directors at which the Chairman of the Board, if any, is not present. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs, property and operation of the Corporation and its officers, employees and agents. He shall have the authority to see that orders and resolutions of the Board of Directors are carried out into effect; and in connection with the foregoing, he shall have the right, power and privilege to delegate such of his powers and duties as President to such officers or other persons and in such manner, as he may deem appropriate. He may sign (unless the Chairman of the Board or a Vice President shall have signed) certificates presenting stock of the Corporation authorized for issuance by the Board of Directors. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 5.08.    VICE PRESIDENT:    The Board of Directors shall, from
time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence of disability of the President, the Vice President (or, if there are two or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the Chairman, the President or another Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.

         Section 5.09.    TREASURER AND ASSISTANT TREASURERS:    The Treasurer
shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He may countersign (unless as Assistant Treasurer or Secretary or Assistant Secretary shall have countersigned) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders and filed within 20 days thereafter at the principal office of the Corporation. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

         Section 5.10.    SECRETARY AND ASSISTANT SECRETARIES:    The Secretary
shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in one or more books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall countersign (unless the Treasurer, and Assistant Treasurer or an Assistant Secretary shall have countersigned) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. He shall perform such other duties as pertain to his office or as may required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

         Section 5.11.    SUBORDINATE OFFICERS:    The Board of Directors from
time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. [MGCL, Section 2-412(b)]

         Section 5.12    REMUNERATION:    The salaries or other compensation of
the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provision of Section 5.11 hereof.


                                      ARTICLE VI

                           CUSTODY OF SECURITIES AND  CASH

         Section 6.01.    EMPLOYMENT OF A CUSTODIAN:    The Corporation shall
place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank having an aggregate capital surplus and undivided profits of not less than $2,000,000. The Custodian shall be appointed and its remuneration fixed by the Board of Directors. [Investment Company Act, Section 17(f)]

         Section 6.02    CENTRAL CERTIFICATE SERVICE    Subject to such rules,
regulations and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation's custodian may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treaded as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [Investment Company Act, Section 17(f)]

         Section 6.03    CASH ASSETS:    The cash proceeds from the sale of
securities and similar investment and other cash assets of the Corporation shall be kept in the custody of a bank or banks appointed pursuant to Section 6.01 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Corporation may maintain a checking account in a bank or banks, each having an aggregate capital, surplus and undivided profits of not less than $2,000,000, PROVIDED that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act 1940 and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts. [Investment Company Act, Section 17(f)]

         Section 6.04    FREE CASH ACCOUNTS:    The Corporation may, upon
resolution of its Board of Directors, maintain a petty cash account free of the foregoing requirements of this Article VI in an amount not to exceed $500, PROVIDED that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Board of Directors over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds. [Investment Company Act, Rule 17f 3]

         Section 6.05.    ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT:
Upon resignation of a custodian of the Corporation or inability of a custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.


                                     ARTICLE VII

                    EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

         Section 7.01    EXECUTION OF INSTRUMENTS:    All deeds, documents,
transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation shall be signed by the Chairman, the President, a Vice President, or the Treasurer, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

         Section 7.02.    VOTING OF SECURITIES:    Unless otherwise ordered by
the Board of Directors, the Chairman, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [MGCL, Section 2-509]

                                     ARTICLE VIII

                                    CAPITAL STOCK

         Section 8.01.    CERTIFICATE OF STOCK

         (a) Certificates of stock of the Corporation shall be in the form approved by the Board of Directors. Every holder of stock of the Corporation, upon his request, shall be entitled to have a certificate, signed in the name of the Corporation by the Chairman or the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and kind of shares owned by him in the Corporation. Such certificate may be sealed with the corporate seal of the Corporation. Such signature may be either manual or facsimile signatures and the seal may be either facsimile or any other from of seal. [MGCL, Sections 2-210(a), 2-212]

         (b) In case any officer, transfer agent or registrar who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer, transfer agent or registrar (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [MGCL, Section 2-212(c)]

         (c) The number of each certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares and the date of issuance shall be entered upon the stock books of the Corporation at the time of issuance.

         (d) Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Cancelled" with the date of cancellation.

         Section 8.02.    TRANSFER OF CAPITAL STOCK:

         (a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose and, if one or more certificates representing such shares have been issued, upon surrender to the Corporation or its transfer agent or agents of such certificate or certificates duly endorsed or accompanied by appropriate evidence of assignment, transfer, succession or authority to transfer.

         (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

         Section 8.03.    TRANSFER AGENTS AND REGISTRARS:    The Board of
Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

         Section 8.04.    TRANSFER REGULATION:    The shares of stock of the
Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt lawful rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

         Section 8.05.    FIXING OF RECORD DATE AND CLOSING OF TRANSFER BOOKS:
The Board of Directors may fix in advance a date as a record date or direct that the stock transfer books be closed for a stated period for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for any other proper purpose, PROVIDED that such record date may not be prior to the close of business on the day the record date is fixed, and such record date shall be a date not more than 90 days nor, in the case of a meeting of stockholders, less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken, and the transfer books may not be closed for a period longer than 20 days. In such case, only such stockholders as shall be stockholder of record on the record date so fixed shall be entitled to such notices of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action as the case may be, notwithstanding any transfer of any share on the books of the Corporation after any such record date. [MGCL, Section 2-511]

         Section 8.06.    LOST, STOLEN OR DESTROYED CERTIFICATES:    Before
issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The issuance of a new certificate under such circumstances shall not constitute an overissue of the shares represented thereby. [MGCL, Section 2-213]

         Section 8.07. CERTIFICATION OR BENEFICIAL OWNERS: The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or a closing of the stock transfer books, the time after the record date of closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary to desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.


                                      ARTICLE IX

                               FISCAL YEAR, ACCOUNTANT

         Section 9.01    FISCAL YEAR:    The fiscal year of the Corporation
shall be the twelve calendar months beginning on the 1st day of September in each year and ending on the 31st day of the following August or such other period of twelve calendar months as the Board of Directors may by resolution prescribe.

         Section 9.02.    ACCOUNTANT:

         (a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.

         (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the accountant, by vote cast in person, at any meeting held before the first annual stockholder' meeting and thereafter shall select the accountant annually, by vote cast in person, at a meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or within 30 days before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose.

         (c) Any vacancy occurring between annual meetings, due to the death or resignation of the accountant, may be filled by the vote of a majority of those member of the Board of Directors who are not interested persons (as so defined) of the Corporation, cast in person at a meeting called for the purpose of voting on such action.

         (d) The employment of the accountant shall be conditioned upon the right of the Corporation by vote of a majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment forthwith without any penalty. [Investment Company Act, Section 32(a)]


                                      ARTICLE X

                            INDEMNIFICATION AND INSURANCE

         Section 10.01    INDEMNIFICATION OF DIRECTORS AND OFFICERS:    Each
director and officer shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of Maryland and the Investment Company Act of 1940.

         Section 10.02.    INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND
AGENTS:    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability. [MGCL, Section 2-418(h)]


                                      ARTICLE XI

                                      AMENDMENTS

         Section 11.01.    AMENDMENTS OF BY-LAWS:    The Board of Directors
alone shall have the power and authority to amend, alter, or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws. [MGCL, Section 2-109(b)]

                           G.T. INVESTMENT PORTFOLIOS, INC.
                        UNANIMOUS WRITTEN CONSENT OF DIRECTORS

    Pursuant to Section 2-408 of Maryland General Corporation Law, the undersigned, being all of the directors of G.T. Investment Portfolios, Inc. ("Company"), a Maryland corporation, hereby unanimously consent to the adoption of the following resolution with the same force and effect as if adopted at a meeting duly called and held for the purpose:

         RESOLVED That the Board of Directors hereby unanimously approve the following amendment to the By-Laws of the Company, as amended:

         Section 8.01(a) of Article VIII is hereby deleted in its entirety and in lieu thereof the following is inserted:

         Section 8.01 (a): No certificates certifying the ownership of share shall be issued except as the directors may otherwise authorize. In the event that the directors authorize the issuance of share certificates, certificates of stock shall be in the form approved by the board of directors, signed in the name of the Corporation by the Chairman or the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and kind of shares owned by him in the Corporation. Such certificate may be sealed with the corporate seal of the Corporation. Such signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal.

    Adoption of the foregoing Resolution as the act of the Board of Directors shall be effective as of May 1, 1992.

                                       /s/ David A. Minella
                                       -----------------------------------
                                       David A. Minella

                                       /s/ C. Derek Anderson
                                       -----------------------------------
                                       C. Derek Anderson

                                       /s/ Frank S. Bayley
                                       -----------------------------------
                                       Frank S. Bayley

                                       /s/ Arthur C. Patterson
                                       -----------------------------------
                                       Arthur C. Patterson

                                       S/S Ruth J. Quigley
                                       -----------------------------------
                                       Ruth J. Quigley


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